Exhibit 99.1

BJ’s Restaurants, Inc. Receives the National Restaurant Association’s 2009 Restaurant Neighbor Award

HUNTINGTON BEACH, Calif.--(BUSINESS WIRE)--September 14, 2009--The National Restaurant Association (NRA) today announced that BJ’s Restaurants (NASDAQ:BJRI) has been named this year’s “Restaurant Neighbor Award” national winner in the large business category. Each year, the NRA honors restaurants for outstanding community service. Three winners are chosen in each state based on business size. In turn, the national winners are chosen from the state winners, for which the Company represented the state of California.

"BJ’s is deeply honored to receive this very special recognition from the NRA," said Jerry Deitchle, Chairman and CEO. "Giving back to the communities that support our restaurants is something that every team member at our Company feels very strongly about. Thanks in large part to the work of our BJ’s Restaurants Foundation, we have the opportunity to continue to do more good things for more people.”

BJ’s was recognized for its TASC Force (Team Action to Support Communities) program that supports its team members who volunteer their time in support of community causes. “I am so pleased to accept this recognition by the NRA on behalf of our hundreds of team members who have participated in community service activities across the country,” said Rob DeLiema, president of BJ’s Restaurants Foundation. “Pulling weeds at a local park, painting over graffiti, helping to build and paint a house, supporting a Special Olympics team, assembling playground equipment, working at a local food bank, taking special needs kids to the fair and hosting blood drives are just some examples of these activities. Supporting community causes with our TASC Force teams has clearly become an essential part of the BJ’s culture.”

“We are proud to honor these exceptional restaurants and community leaders for their dedicated commitment to enhancing the quality of life for everyone in their communities,” said National Restaurant Association President and CEO Dawn Sweeney. “Our industry has a strong foundation and long history of philanthropy, and works to make a difference in local communities across the nation. This year’s Restaurant Neighbor Award winners were selected for their innovative approaches and enormous efforts.”

BJ's Restaurants, Inc. currently owns and operates 87 casual dining restaurants under the BJ's Restaurant & Brewery, BJ's Restaurant & Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrées and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates several microbreweries which produce and distribute BJ's critically acclaimed handcrafted beers throughout the chain. The Company's restaurants are located in California (45), Texas (15), Arizona (5), Colorado (3), Oregon (2), Nevada (3), Florida (5), Ohio (2), Oklahoma (2), Kentucky (1), Indiana (1), Louisiana (1) and Washington (2). The Company also has a licensing interest in a BJ's restaurant in Lahaina, Maui. Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking” statements for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales growth in future periods, those regarding the effect of new sales-building initiatives, as well as those regarding the number of restaurants expected to be opened in future periods and the timing and location of such openings. These “forward-looking” statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) the effect of recent credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (ii) our ability to manage an increasing number of new restaurant openings, (iii) construction delays, (iv) labor shortages, (v) minimum wage increases, (vi) food quality and health concerns, (vii) factors that impact California, where 45 of our current 87 restaurants are located, (viii) restaurant and brewery industry competition, (ix) impact of certain brewery business considerations, including without limitation, dependence upon suppliers and related hazards, (x) consumer spending trends in general for casual dining occasions, (xi) potential uninsured losses and liabilities, (xii) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our handcrafted beers and energy, (xiii) trademark and servicemark risks, (xiv) government regulations, (xv) licensing costs, (xvi) beer and liquor regulations, (xvii) loss of key personnel, (xviii) inability to secure acceptable sites, (xix) limitations on insurance coverage, (xx) legal proceedings, (xxi) other general economic and regulatory conditions and requirements, (xxii) the success of our key sales-building and related operational initiatives and (xxiii) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. BJ's Restaurants, Inc. undertakes no obligation to update or alter its “forward-looking” statements whether as a result of new information, future events or otherwise.

CONTACT:
BJ’s Restaurants Foundation
Rob DeLiema, President
714-500-2445